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                                                                    EXHIBIT 99.1

                                                                 [WILLIAMS LOGO]

[BARRETT RESOURCES LOGO]

News Release

NYSE:WMB
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Date:     August 2, 2001

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
Contact:  Kathleen Eccleston-Bickell                        Rick Rodekohr                      Robert Howard
          Williams (media relations)                        Williams (investor relations)      Barrett (investor relations)
          (918) 573-1316                                    (918) 573-2087                     (303) 572-3900
          kathleen.eccleston-bickell@williams.com           rick.rodekohr@williams.com         rhoward@brr.com
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        WILLIAMS COMPLETES MERGER WITH BARRETT; ANNOUNCES MANAGEMENT TEAM
                     Barrett Special Stockholder Vote Today


         TULSA, Okla. and DENVER - Williams (NYSE: WMB) and Barrett Resources Corporation (NYSE: BRR) announced the completion of their planned merger. Barrett stockholders approved the merger at a special stockholder meeting today in Denver. The certificate of merger was subsequently filed with the Secretary of State of Delaware. Williams will begin distributing the materials necessary for Barrett stockholders to effect an exchange of their Barrett shares for Williams shares within the next five business days.

         Williams signed a merger agreement with Barrett on May 7. Terms of that agreement included a cash tender offer by Williams for 50 percent of the Barrett shares at $73 per share net in cash, which was completed on June 11. Through the merger, each remaining share of Barrett common stock, other than shares held by Williams, was converted into the right to receive 1.767 shares of Williams common stock. Barrett stockholders will receive cash in lieu of fractional Williams shares.

         As a result of the merger, Barrett merged into a wholly owned subsidiary of Williams. As of the end of trading today Barrett shares will cease trading on the New York Stock Exchange and thereafter will be delisted from the NYSE.

         "We are very excited about the completion of the merger for a variety of reasons, one of which being Barrett's talented work force and its expertise in the Rocky Mountain natural gas basins. Barrett's assets are a complementary fit with Williams' existing assets and goals companywide. They offer synergies to Williams' horizontal assets as well as a natural hedge to our growing power portfolio. We are also very pleased to be able to announce the new post-merger management and forge ahead," said Steven J. Malcolm, executive vice president of Williams and CEO Williams Energy Services.

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         The new management structure for Williams' exploration and production group consists of Ralph Hill, senior vice president and general manager; Bryan Guderian, vice president Tulsa region; Joe Jaggers, vice president Denver region; and Neal Buck, vice president commercial operations and gas management.

ADDITIONAL INFORMATION

         In addition to the registration statement and the proxy statement/prospectus filed in connection with the merger, Williams and Barrett have filed annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Barrett or Williams at the SEC Public Reference Rooms at 450 Fifth St., N.W., Washington, D.C. 20549 or at any of the SEC's other public reference rooms in New York and Chicago. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Williams' and Barrett's filings with the SEC also are available to the public from commercial document-retrieval services and at the web site maintained by the SEC at www.sec.gov.

ABOUT WILLIAMS (NYSE: WMB)

         Williams, through its subsidiaries, connects businesses to energy, delivering innovative, reliable products and services. Williams information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although Williams and Barrett believe any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the annual reports filed by Williams and Barrett with the Securities and Exchange Commission.